Exhibit 99.2

Delivering carbon - free thermal and electrical energy M A R C H 2 0 2 5 HCM II / Terrestrial Energy Investor Presentation

HCM II / Terrestrial Energy Investor Presentation | Private and Confidential | March 2025 2 HCM II / Terrestrial Energy Investor Presentation | March 2025 This presentation and any accompanying oral presentation (this “Presentation”) has been prepared solely for informational purposes and is being delivered to interested parties in making their own evaluation with respect to a potential investment in HCM II Acquisition Corp . , a special purpose acquisition company (the “SPAC” ; ) and/or Terrestrial Energy, Inc . (“Terrestrial” or the “Company” and collectively with the SPAC, “we”, “our” or “us”) . This Presentation should not be construed as a prospectus or offering document and you should not rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise . This Presentation shall not constitute an offer to sell or the solicitation of an offer to buy, or a recommendation to buy, any securities of the SPAC or the Company, nor shall there be any sale of any securities of the SPAC or the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . In addition, this Presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination between the Company and SPAC (the “Business Combination”) . This Presentation does not create any legally binding obligations on the part of the SPAC or the Company. Any reproduction or distribution of this Presentation, in whole or in part, or the disclosure of its contents, is prohibited without the prior consent of the SPAC. By reviewing or reading this Presentation, each recipient agrees: to use this Presentation for the sole purpose of evaluating an investment in the SPAC or the Company, and not to reproduce or copy (in whole or in part) any information provided in the Presentation. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the SPAC, the Company, any placement agent or their respective affiliates or representatives makes any representation or warranty with respect to the accuracy or completeness of such information. The information contained in the third - parties citations referenced in this Presentation is not incorporated by reference into this Presentation. The statements contained in this Presentation that are not purely historical are forward - looking statements. These forward - looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking. The forward - looking statements contained in this Presentation are based on our current expectations and beliefs concerning future developments and their potential effects on the SPAC and the Company. There can be no assurance that future developments affecting the SPAC and the Company will be those that we have anticipated. These forward - looking statements speak only as of the date this Presentation is actually delivered and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward - looking statements. Should one more or these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward - looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of any definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the SPAC, the Company, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain shareholder approval, to obtain financing to complete the Business Combination or to satisfy the minimum cash or other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability of the SPAC to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the amount of redemption requests made by the SPAC shareholders; and (12) other risk factors described herein as well as the risk factors and uncertainties described in that certain prospectus of the SPAC dated August 15, 2024 and the SPAC other filings with the Securities and Exchange Commission (“SEC”), as well as any further risks and uncertainties to be contained in the proxy statement/prospectus filed after the date hereof. None of the SPAC, the Company, any placement agent nor any of their respective affiliates, officers, employees or agents, makes any representation or warranty, either express or implied, in relation to the fairness, reasonableness, adequacy, accuracy, completeness or reliability of the information, statements or opinions, whichever their source, contained in this Presentation or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information . The SPAC, the Company and their respective affiliates, officers, employees and agents further expressly disclaim any and all liability relating to or resulting from the use of this Presentation and any errors therein or omissions therefrom . Further, the information contained herein is preliminary, is provided for discussion purposes only, is only a summary of key information, is not complete and is subject to change without notice . In addition, the information contained in this Presentation is provided as of the date hereof and may change, and neither the SPAC nor the Company undertakes any obligation to update or revise any forward - looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws . The unit economics in this presentation were prepared solely for internal use and not with a view toward public disclosure or toward complying with Generally Accepted Accounting Principles, any published guidelines of the SEC or any guidelines established by the American Institute of Certified Public Accountants. The unit economics constitute forward - looking information, and is for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying the unit economics are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties. See disclaimer regarding forward - looking statements” above earlier in this Presentation as well as “Risk Factors” at the end of this presentation. Actual results may differ materially from the results contemplated by unit economics contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected by the unit economics will be achieved. Certain statements and case studies contained herein relate to us and certain of our team members. Historical results or prior transactions of us or our team members are not indicative of our future performance which may differ materially. This Presentation does not purport to contain all of the information that may be required to evaluate a possible transaction. This Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. The recipient should consult its own counsel, tax advisors and financial advisors as to the legal and related matters concerning the matters described herein. By reviewing this Presentation, the recipient confirms that it is not relying upon the information contained herein to make any decision. This Presentation contains references to trademarks and marks belonging to other entities . Solely for convenience, trademarks and trade names referred to in this Presentation may appear without the ® or symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names . The Sponsor and the SPAC do not intend the use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of the Sponsor or the SPAC by, any other companies . The SPAC intends to file a registration statement on Form S - 4 (the “Registration Statement”) that will include a proxy statement/prospectus of the SPAC. The Registration Statement is not yet effective. The Registration Statement, including the proxy statement/prospectus contained therein, when it is declared effective by the SEC, will contain important information about the Business Combination and the other matters to be voted upon at a meeting of the SPAC’s shareholders to be held to approve the Business Combination and other matters (the “Special Meeting”). The SPAC may also file other documents with the SEC regarding the proposed Business Combination. SPAC shareholders and other interested persons are advised to read, when available, the Registration Statement, including the proxy statement/prospectus contained therein, as well as any amendments or supplements thereto, because they will contain important information about the Business Combination. When available, the definitive proxy statement /prospectus will be mailed to SPAC shareholders as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting. The SPAC, the Company and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of the SPAC’s shareholders in connection with the Business Combination. You may obtain more detailed information regarding the names and interests in the Business Combination of the SPAC’s directors and officers in the SPAC’s filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the SPAC's shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus forming a part of the Registration Statement. Investors and security holders of the SPAC and the Company are urged to carefully read in their entirety the proxy statement/prospectus and other relevant documents that will be filed with the SEC, when they become available, because they will contain important information about the Business Combination. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about the SPAC and the Company once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the SPAC can be obtained free of charge from the SPAC’s website at https://hcmacquisition.com/ or by directing a written request to HCM II Acquisition Corp. at 100 First Stamford Place, Suite 330, Stamford, CT 06902. HCM II / Terrestrial Energy Investor Presentation Disclaimer

HCM II / Terrestrial Energy Investor Presentation | Private and Confidential | March 2025 Executive Summary HCM II Acquisition Corp (“HCM II”, Nasdaq: HOND) intends to combine with Terrestrial Energy, Inc. (“Terrestrial Energy”) at a $925 million pre money equity value , with the use of proceeds intended to accelerate commercialization of Terrestrial Energy’s Integral Molten Salt Reactor (“IMSR”), a Generation IV (“Gen IV”) Small Modular Nuclear Reactor (“SMR”). We believe this is a market - leading nuclear technology company due to its intelligent application of advanced Gen IV reactor technology, its pragmatic use of readily available Standard - Assay Low Enriched Uranium (“SALEU”) fuel, contracted supply from four of the world’s leading suppliers, and the milestones reached with U.S. and Canadian nuclear regulators. IMSR will supply high temperature clean carbon - free thermal energy and electricity for direct use and power generation, and its operational capabilities and team capabilities extend to high compound annual growth rate medical isotope production as well. Technology, nuclear fuel and plant design choices are expected to have exceptional economic performance with the highest standards of safety, thermal efficiency and sustainability. Terrestrial Energy’s fast - to - market and low - Capex business model is designed to capture these advantages in a $1.4 trillion serviceable addressable market (SAM) across Organization for Economic Cooperation and Development (OECD) economies with potential high - margin, long term revenue streams from component and service supply over the 50+ year operating life cycle of each IMSR. Terrestrial Energy’s IMSR is already generating revenue from pre - construction contracted engagements from a diverse pipeline of potential industrial offtake and nuclear plant operators. Commercialization progress – benefitting now from a track record of impressive milestones, government grant support, clear regulatory progress with U.S. NRC and Canadian CNSC and the sector - competitive merits of IMSR technology and plant design – is now pivoting around recent international and US policy declarations (e.g. COP28, 29) to triple nuclear energy supply by 2050. HCM II / Terrestrial Energy Investor Presentation 3

HCM II / Terrestrial Energy Investor Presentation | Private and Confidential | March 2025 HCM II Overview Our management team has an extensive track record of acquiring attractive assets at disciplined valuations, investing in growth while fostering financial discipline and improving business results. • We believe in quality management teams that lead attractive target businesses • We have been and continue to be entrepreneurs, managers, board members and investors in public and private enterprises that we find compelling • Unlocking value and growth potential for our investors, our business combination targets, and ourselves is a balanced multi - part equation crafted through an alignment of incentives and an incremental injection of value from and across all stakeholders Differentiated Approach Business Strategy • We seek to acquire established businesses of scale • We seek to acquire businesses that we believe are poised for continued growth with capable management teams and proven unit economics • Our target companies may potentially be in need of financial, operational, strategic or managerial enhancement to maximize value Our management team employs an active and thematically - based sourcing strategy to take advantage of our sector expertise and proprietary deal flow Management: • Shawn Matthews • Steven Bischoff Independent Directors: • Jacob Loveless • Mike Connor • Andrew Brenner Experienced Team HCM II / Terrestrial Energy Investor Presentation 4

HCM II: Experienced Management Team Shawn Matthews Chairman and Chief Executive Officer Steven Bischoff Chief Financial Officer HCM II / Terrestrial Energy Investor Presentation 5 HCM II / Terrestrial Energy Investor Presentation 5 30+ years of management experience in public and private corporations Founder and Chief Investment Officer of Hondius Capital Management, an alternative investment firm Founder & CEO of Hondius Energy Former Chairman and CEO of HCM Acquisition Corp, which closed its business combination with Murano Global Investments, Ltd., a Mexican development company Former Chief Executive Officer, member of the Executive Committee of Cantor Fitzgerald & Co. COO of Hondius Capital Management & Hondius Energy Co - founder of Amherst Securities Former Partner, served on the board of directors at NatAlliance Securities LLC., a broker dealer where he oversaw investment banking and asset management Former Head of Fixed Income Trading and co - COO of Capital Markets at Cantor Fitzgerald Former Director of HCM Acquisition Corp

HCM II: Experienced Management Team (Cont.)



Mike Connor
Director

- Founder, Chairman and CEO of ThayerMahan Inc., a global leader in autonomous maritime surveillance technologies
- Vice Admiral (Ret.) of United States Navy
- Mahan Scholar and distinguished graduate of the U.S. Naval War College
- Recipient of the Distinguished Service Medal, the Defense Superior Service Medal, the Legion of Merit, the Meritorious Service Medal, Navy and Marine Corps Commendation Medal, and Navy and Marine Corps Achievement Medal

ThayerMahan Sea beyond



Jacob Loveless
Director

- Chief Executive Officer of Edgemesh Corporation, a privately held technology firm he co-founded in 2016
- Former board director for Perseus Telecom Ltd., a financial services-focused telecommunications company
- Former Chief Executive Officer of Lucera Financial Services LLC
- Former Partner at Cantor Fitzgerald L.P.
- Former Chief Technology Officer and co-founder of Data Scientific Corporation

PERSEUS EDGEMESH



Andrew Brenner
Director

- Head of International Fixed Income at National Alliance Securities LLC, a boutique investment bank and broker dealer
- Former Global Head of Special Situations at Guggenheim Partners
- Wharton MBA

NATALLIANCE SECURITIES GUGGENHEIM

TERRESTRIAL ENERGY
HCM II / Terrestrial Energy Investor Presentation | 6

Terrestrial Energy at a Glance From technology selection and plant design, the IMSR offers high - temperature, clean carbon - free heat and electricity supply with sector - competitive nuclear economics and time - to - market. Developer of the small and modular Integral Molten Salt Reactor plant (“IMSR Plant”) that uses Gen IV nuclear technology. Up to $890M HCM II / Terrestrial Energy Investor Presentation 5 HCM II / Terrestrial Energy Investor Presentation 7 2020 $1.4T >$130M >12 years 80 Loan guarantee application accepted for review in the advanced invitation - only phase in 2017 by the US Department of Energy’s Loan Programs Office to finance the first IMSR Plant First revenues from the provision of pre - construction IMSR Plant site - and use - specific engineering services Directly addresses a $1.4 trillion serviceable SAM for industrial process heat and electricity in OECD markets Capital raised to date including government grants Corporate history achieved with management’s many decades of experience Company headcount working on development and commercialization of the IMSR Plant

Terrestrial Energy Leadership A distinguished Board of Directors and Board of Advisors with extensive experience across scientific, commercial, and policy realms support Terrestrial Energy - including a former NRC Commissioner Simon Irish CEO, Director • Extensive investment banking and investment management experience • Former U.S. investment head of a leading global investment business David LeBlanc, PhD CTO, Director • Globally recognized expert leader on molten salt reactors • Sole private sector member to Gen IV International Forum inter - government research group on advanced reactors William Smith, P. Eng. SVP Ops Engineering • Over 40 years experience in nuclear energy • Former SVP of Siemens Energy Canada • Former VP at Ontario Power Generation Robin Rickman VP BD North America • Over 40 years of nuclear experience, including with U.S. Navy/DoD, U.S. DoE, and private sector • Former director of Westinghouse New Reactor Projects Iftikhar Haque VP Nuclear Supply Chain • Over 35 years of supply chain experience, over 20 in the utilities sector as a supply chain leader • Former VP supply chain at multiple utilities and suppliers HCM II / Terrestrial Energy Investor Presentation 5 HCM II / Terrestrial Energy Investor Presentation 8

Partnership Accelerates Energy Security and Generation Progress • IMSR purpose - built to solve legacy nuclear deployment and fuel challenges • Differentiated technology and business model from both legacy nuclear (including SMR) and other Gen IV tech capable of large - scale fleet deployment in the 2030s • Reduced plant complexity and cost to streamline deployment in an ever - increasing power - hungry world • Attractive unit economics, with 56 years of expected recurring revenue Potential to unlock value through strategic synergies to expand commercial opportunities and accelerate IMSR development Capital market and energy project development experience to deploy capital at scale and velocity, creating first mover competitive moat Business developed by an experienced management team with opportunity to be introduced to the HCM II affiliated ecosystem • Hands - on senior executives with a proven track record with investments spanning across the globe • Significant investment experience and execution across energy space • Founded and oversaw the industry leading SPAC practice at Cantor Fitzgerald • Successfully managed completion of several SPAC transactions driving post close value creation and capital market access HCM II / Terrestrial Energy Investor Presentation 5 HCM II / Terrestrial Energy Investor Presentation 9

Investment

Investment Highlights 1 Compelling tailwinds with advanced nuclear as a key component in addressing immediate power demands derived from AI datacenter growth & decarbonization of the industrial complex 2 Innovative IMSR Gen IV technology delivers high - temperature heat and power for industry, and addresses fundamental weaknesses and limitations of legacy nuclear technology 3 Significant market opportunity with early mover advantage with strong customer pipeline from 50+ potential engagements. Optional high - CAGR use cases such as medical radioisotopes 4 Potential for large economic upside from strong unit economics, high - margin and defensible revenue streams, and a Capex - light business model 6 Strategy to revenue growth , with a strong track record including, successful nuclear regulatory engagements, achieving milestones, and grant support in the U.S., U.K. and Canada 7 Experienced management team supported by a top - tier board of directors and advisors 5 Differentiated technology and business model from both legacy nuclear (including SMRs) and other Gen IV technologies, and expected to be capable of large - scale fleet deployment in the 2030s HCM II / Terrestrial Energy Investor Presentation 11

IMSR Plant Innovation Reaches New Markets and Sectors IMSR has the operational capability to supply all four major demand sectors and federal incentives Focused on markets with clear policy support for nuclear energy: 01 Data center power supply Increasing demand for computing driven by the AI industry that requires behind - the - meter clean energy. The IMSR can be installed at near - location sites to supply electricity to data centers at giga - watt scale with baseload reliability, high efficiency and zero emissions. 02 Industrial heat and power Thermal energy (heat) for industrial processes that make the products of today’s modern world is produced almost entirely from combustion of oil, coal and natural gas – forming a large replacement market to be filled with IMSR technology. IMSR opens multi - year non - carbon emitting solutions and credits meeting petrochem and fossil fuel 2035 mandates. 03 Grid power The IMSR can be installed on an existing grid, generating carbon - free electric power with high efficiency, minimizing transmission access speed. Existing coal power plants can be re - powered with clean IMSR technology, leveraging existing sites. 04 Green fuels and materials Cogeneration is needed to produce industrial - scale green hydrogen and ammonia. Their use provides potential pathways to low - carbon transport fuels, as well as for cement, glass, ceramics and metal refining, which are made with very high - temperature industrial processes. HCM II / Terrestrial Energy Investor Presentation 12

Terrestrial Energy's IMSR is Designed to Deliver the Benefits of Nuclear Energy by Addressing the Weaknesses and Limitations of Legacy Nuclear Technology

- HALEU (15-20%) is unlikely to be available in time or within cost for 2030s fleet deployment
- U.S. DOE initiates a new 2025 HALEU proliferation risk study, indicative of further delay
- SALEU is highly available and understood by NRC & IAEA countries for both supply and waste


R2
R1

Terrestrial Energy IMSR
Gen IV Advanced Modular Reactor

High capital efficiency due to:
- High-temperature thermal energy supply
- Low-pressure operation
- High inherent safety

Wide range of essential industrial uses requiring high-temperature heat & electric power
- On-grid electricity generation
- Co-located industrial cogeneration

TERRESTRIAL ENERGY

Capital efficient, smaller to be right-sized, modular design for fast construction, and financeable. High commercial value delivered quickly



Legacy Nuclear Technology
LWR Gen III and III+ (including SMRs)

Low capital efficiency due to:
- Low-temperature thermal energy supply
- High pressure operation
- High active and/or passive safety

Single use case (electricity generation only)

Westinghouse, GE Hitachi, KEPCO, Toshiba, framatome, AECL Atomic Energy of Canada Limited, NuScale, Areva, Mitsubishi

Uneconomic and difficult to finance without government support

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 13

IMSR Uses Readily-Available and Inexpensive Standard-Assay Low-Enriched Uranium (SALEU) as its Fuel

Standard-Assay Low-Enriched Uranium **SALEU**		High-Assay Low-Enriched Uranium **HALEU (15-20)**
<5% U-235	**Uranium-235 enrichment level**	15%-20% U-235[2]
$2,700 / kgU[1]	**Cost**	$32,600 / kgU[1]
Terrestrial Energy IMSR (Gen IV), Gen III/III+ (light-water reactors)	**Typical use case**	Almost all other Gen IV reactors today require HALEU at 15%-20% U-235
Known and straightforward (both production and transportation)	**Regulatory requirements**	Complex and uncertain (many protocols such as waste disposal not yet developed)
Centrus (US) Westinghouse (US) / Springfields (UK) Orano (Europe) Urenco (Europe)	**Suppliers for fleet deployment**	Russian commercial suppliers of 15-20; US production only started for test reactor quantity size in 2024, multiyear process to produce at **FCP with no clear supply pathway for fleet operation**

1. Third Way, How Much Does It Cost to Develop New Nuclear Fuel Capacity?
2. HALEU is 5-20% enrichment, but the product relevant for comparison (i.e. Gen IV fuel) is 15-20% enrichment, i.e. HALEU (15-20) .

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 14

Energy Market Fundamentals Backed by Public Valuations Have Created an Overwhelming Case Today for a Massive Expansion in Nuclear Energy Supply 125% - 250% increase in valuations of first two SMR SPACs over the last 6 months Terrestrial Energy technical differentiators create uncorrelated market valuation The necessity for reliability of nuclear for low - cost, clean, secure, supply at fossil fuel scale is driving nuclear innovation Nuclear energy can help make the energy sector’s journey away from unabated fossil fuels faster and more secure U.S. Sets Targets to Triple Nuclear Energy Capacity by 2050 Energy Security HCM II / Terrestrial Energy Investor Presentation 15 Energy Transition

IMSR Serves Two Vast and Linked Markets: Industrial Process Heat ($0.8 T) and Electricity ($0.6 T) in OECD Economies $1.4 T current SAM Total serviceable addressable market (SAM) for IMSR Plants is expected to grow 35% to $1.9 T by 2050 Industrials require clean firm low - cost thermal energy at high - temperatures for manufacturing processes. This is beyond the capabilities of legacy nuclear plant and today it is almost universally supplied with fossil fuel combustion. IMSR Plants provide additional tax credits for coal conversion and carbon credits IMSR Plants have high - temperature thermal output, which is an alternative to fossil fuel combustion in many industrial processes. It also enables electricity generation at up to 50% higher efficiency than legacy nuclear for transformative cost improvement IMSR Plant heat supply systems can be customized and without requiring nuclear regulatory re - approval, to “cogenerate” both high - temperature heat and low - cost electricity for industrial use IMSR Plant provides clean firm electric power for industry and municipal use. It is a logical solution for large data center supply and for coal plant replacement, two large markets IMSR Plant output can rapidly load - follow (i.e., adjusts its output to demand) for hybrid installations with renewables decades of clean firm power IMSR Plants enable distributed generation as they are deployable at or near industrial site, including “behind the fence” for dedicated industrial heat and power supply IMSR Plant design is smaller and modular, which enables fast construction and decentralized generation at individual industrial sites, coal plant sites, data centers, for smaller grids/electrical markets IMSR Plants have a 50+ year operating life, which is more competitive than coal - fired power generation fuel supply, inclusive of coal and transportation costs OECD industrial heat market ($800 B) OECD electricity market ($600 B) HCM II / Terrestrial Energy Investor Presentation 16

Legacy Nuclear Technology is Experiencing Economic and Efficiency Challenges Existing large scale nuclear power plants built with legacy nuclear technology are fundamentally uneconomic Capital inefficient with huge upfront Capex Low - temperature heat limited to electric production Difficult to finance without government support Limited to on - grid electricity generation and transmission National Association of Regulatory Utility Commissioners (NARUC) apprehensive to support large legacy nuclear after Vogtle HCM II / Terrestrial Energy Investor Presentation 17

IMSR Plant at a Glance: High - temperature, Low - pressure, and High Inherent Safety in Operations is Designed to Deliver Superior Capital Efficiency Over Legacy Nuclear Technologies 585 ƒ C IMSR heat supply is best - in - class, vs 270 - 299 ƒ C from Gen III+ and 440 - 585 ƒ C from other Gen IV competitors 44% vs 30% Electricity is generated up to ~50% more efficiently than legacy nuclear power plants $8.6 Exceptional levelized cost of heat (LCOH) $8.6 per MMBTu $69 Exceptional levelized cost of electricity (LCOE) $69 per MWh(e) for dispatchable/ base load applications 822 MWt IMSR provides co - located “behind the fence” cogeneration at industrial scale (822 MWt / 390 MWe net) 65 years IMSR builds on over 65 years of proven, prototyped and demonstrated molten salt technology using innovative enhancements on base U.S. DOE Oak Ridge National Labs design 50+ years Long operational life of IMSR Plants Standard fuel IMSR Plants use commercially available nuclear fuel (standard - assay low enriched uranium), readily available from North American and Western European sources HCM II / Terrestrial Energy Investor Presentation 18 HCM II / Terrestrial Energy Investor Presentation 18

Proven: For Speed-to-market, IMSR is Built on 65 Years of National Lab Proven Demonstrated MSR Technology

IMSR is a molten salt reactor that uses:

- Fluoride chemistry
- SALEU once-through fuel cycle
- Thermal spectrum
- Graphite moderator
- Integral core architecture



1958-1969

Molten Salt Reactor (MSR) research program started in the 1950s[1]

- Molten Salt Reactor Experiment (MSRE) at Oak Ridge National Laboratory (ORNL) highly successful and lays foundation for future molten salt reactor designs
- Built/operated for 13,000 hours



1980

- **Denatured Molten Salt Reactor** (DMSR)[2] conceptual design developed at ORNL
- **Key innovation**: Use of SALEU with a once-through fuel cycle for strong proliferation defenses



2010

- **Small Modular Advanced High-Temperature Reactor** (Sm-AHTR) design, using solid fuel and molten salt cooling[3]
- **Key innovation**: Cartridge core design



>2012

Terrestrial Energy's IMSR combines these critical innovations

- Use of SALEU fuel with a once-through fuel cycle
- Integral core architecture

1. ORNL, Molten Salt Reactor History and ORNL-2474 Quarterly Progress Reports 1958-1976
2. ORNL, Conceptual Design Characteristics of a Denatured Molten-Salt Reactor with Once-Through Fueling
3. ORNL, Pre-Conceptual Design of a Fluoride-Salt-Cooled Small Modular Advanced High-Temperature Reactor (SmAHTR)

Source: ResearchGate; ORNL; Company

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 19

IMSR’s Innovative, Patented Replaceable “Core - unit” Solves the Key Maintenance Challenge to Commercial Operation (illustrative) IMSR Core - unit cut - away 01 All primary reactor components will be contained in the sealed and replaceable “Core - unit” Key innovation is integration of all primary reactor components into a sealed, compact and replaceable reactor vessel designed to have a 7 - year operating life: • Reactor graphite core • Primary heat exchanger • Pumps This “integral” design captures commercial value through: • Maintenance simplicity of “plug - and - play” • High capital efficiency IMSR Plant has defensible IP • 90 patents pending or granted across 6 invention families Core - unit replaced every 7 years Primary Heat Exchangers Flow of salt Passive cooling system Graphite Moderator 02 Truck transport of Core - unit (illustrative) 03 Cut - away reactor building, one of two in the IMSR Plant (illustrative) 18m 4.1m Core - units transportable via truck, rail, sea. HCM II / Terrestrial Energy Investor Presentation 20 One Core - unit in each reactor building, forms part of the dual - reactor facility.

IMSR Plant is Designed to Deliver "Behind the Fence" – Customized Cogeneration to Industry

Separation of nuclear from thermal and electrical systems allows:

- Standardized reactor design, while giving the end-user the flexibility to use thermal, electric or both
- Easier for coal plant conversion
- Ability to bid hybrid renewable and IMSR generation appeals to diverse pension and capital base
- Safe harbor tax, jobs and other incentives with regulatory deadlines

Note: Example is for a dual reactor core IMSR Plant. Scaling up is possible.

TERRESTRIAL ENERGY



End-user heat / power (industry / grid electric power)
C
Heat
Power
Thermal storage
IMSR Non-nuclear Thermal and Electric Facility
B
R2
R1
A
Dual IMSR Nuclear Facility

A **Standardized dual IMSR Nuclear Facility**
- Subject to nuclear regulation
- Standardized, simplifying design and saving costs
- 884 MW (gross) thermal energy production for 585°C supply

B **Customized non-nuclear Thermal and Electrical facility**
- Converts 884 MW (gross) thermal energy from two IMSRs to 585°C 822 MW (net) thermal or 390 MW (net) electric power for commercial supply – or any heat/electric power mix in between
- Can include molten-salt thermal energy storage and buffering to enhance its inherent strong load-following capability for commercial advantage
- Separate Nuclear Facility & non-nuclear Cogeneration Facility enables incentive safe harbor post-2035

C **Prospective industrial cogeneration off-takers**
- Chemical and petrochemical plant
- Hydrogen / ammonia / fertilizer plant
- Other industrials requiring clean heat & power

Prospective municipal off-takers
- Electric grid
- Desalination
- Edge AI Datacenters



Principal flow of energy
HEAT 585°C
Conversion loss
HEAT POWER
822 MWt (thermal)
585°C
390 MWe (electrical)

HCM II / Terrestrial Energy Investor Presentation | 21

Compared to Legacy Nuclear Technology, IMSR Offers Transformative Advantages on a Range of Technical and Economic Factors

- IMSR's key technology advantage is from the use of a **molten salt coolant and fuel**

- Molten salt is a **superior coolant** relative to traditional cooling mechanisms of legacy nuclear (pumps, actuators, etc.) and is foundational to **the compelling economic and use-case advantages** of the IMSR Plant


IMSR reactor flow

	IMSR Plant	Legacy Nuclear Plant
Coolant	Molten Salt	Water
Temperature of Thermal Supply	585°C	~270°C
Net Thermal Efficiency of Electricity Generation	44%	~30%
Pressure	Low: 1 bar (atmospheric)	High: 55-150 bar
Application	Industrial heat & electric power	Electric power only
Modularity	Standardized, factory prod.	Bespoke on one-off basis
Inherent load-following	Yes	No
Construction & Commissioning Time	Under 4 Years	~10 Years
Unit Capital Cost	~$1-2 B upfront[1]	Over $10 B upfront
Capacity (net)	822 MWt / 390 MWe	1,000+ MWe
Levelized Cost of Heat ($/MMBTU)	8.60	N/A
Levelized Cost of Electricity ($/MWh)	69	Over 140
Fuel Cycle	7 years	18-24 months
Waste	32% less fission product waste per kWh(e) by mass	Baseline waste quantities

1. Range for IMSR reflects estimated unit capital cost to the owner-operator at First Commercial Plant (FCP) to Nth Commercial Plant (NCP) status. Legacy nuclear plants are all one-off/bespoke, so FCP/NCP dynamics do not apply. See appendix for further discussion on unit economics assumptions. Source: Company

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 22

At Fleet Scales, IMSR Plant Offers Clean Firm Electricity Generation at the Cost and Scale Required Unsubsidized high and low levelized cost of electricity (LCOE) across multiple and power generation sources, ($ / MWhe) 1 1. IMSR LCOE is Terrestrial Energy’s management estimate at NCP status. All other ranges are from the Lazard 2024 LCOE+ report. 2. Lazard 2024 LCOE+ report indicates limited public and/or observable data available for new - build geothermal, coal, and nuclear projects. Dispatchable Non - dispatchable $69 $45 – $108 $69 – $168 $64 – 106 $60 – $210 $45 – $133 $74 – 139 IMSR Natural gas (combined cycle) HCM II / Terrestrial Energy Investor Presentation 23 HCM II / Terrestrial Energy Investor Presentation 23 Coal 2 Legacy nuclear 2 $142 – $222 Geothermal 2 Solar + Storage Wind (onshore) + Storage Wind (offshore)

$69 $142 – $222 IMSR’s Fission Technology Drives Down the LCOE - Illustrative High temperature leads directly to increased thermal and capital efficiency, and lower LCOE Low pressure systems are more robust and less complex than high - pressure systems Inherent safety uses the natural properties of the system itself and not complex active mechanisms using control rods, pumps, valves, and actuators Smaller leads directly to losses of economies of unit - scale driving LCOE higher Modularity expected to produce gains from economies of serial production driving LCOE lower but extent of this is uncertain IMSR LCOE Inherent Safety Low pressure High temperature Modular construction "Smaller" right - Large Scale Legacy with volume production sized plant Nuclear LCOE HCM II / Terrestrial Energy Investor Presentation 24

Business Model

Revenues start well before construction and lasts for the entire operation of the plant

Terrestrial Energy's business is to:

- Deliver **engineering and construction services** for commissioned IMSR Plants
- Supply **critical components** to operate IMSR Plants
- Provide a long-term **supply of replacement** IMSR Core-units and IMSR fuel, as well as **operating, maintenance and decommissioning services**

Terrestrial Energy's customers are IMSR Plant owner-operators

Terrestrial Energy achieved its first customer revenues in 2020-2021 for design services

Full project lifecycle

Project Development Model

Non-recurring Revenues

- Terrestrial Energy's scope: 30% of total IMSR Plant cost
- EPC Firms, Suppliers, Service providers: 70% of IMSR Plant cost
- Supply of services
- Supply of components

Site selection & Feasibility Contract | Site-specific Engineering and Licensing Support Contract | Engineering Construction and Procurement Contract



Pre-construction revenues | Construction



Plant 2
Plant 3
...
Plant 2
Plant 3
...

Customer A
Investors

Customer B
Investors

Operations

Recurring Revenue

- IMSR Core-unit supply every 7 years
- IMSR Core-unit maintenance
- IMSR Fuel Salt
- Refueling services

IMSR Plant Maintenance Contract | IMSR Plant Supply Contract | Supply of IMSR Core-units



56-year plant life

- Plant construction is financed by Terrestrial Energy's customers, backed by their own balance sheets and/or a consortium of investors
- End-users are industrial and municipal parties requiring low-cost high-temperature heat and/or electrical power
- Standardized parts of the IMSR Plants can be efficiently rolled out at multiple sites with minimal site-specific customization requirements

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 25

Terrestrial Energy's Low-Capex Business Model Taps Four Revenue Streams Across the IMSR Plant's 50+ year Lifecycle

Segment	Description	Cumulative revenue $M	Total %	Gross margin %
Pre-construction services	Site selection, site and use-specific engineering studies for construction and licensing planning preparation	$75	4%	31%
Construction services & component supply	Supply of services and components as set out in the Company's Product Delivery Model for construction and commissioning of an IMSR Plant	$486	23%	27%
Post construction IMSR Core-unit supply	Supply of replacement IMSR Core-units every seven years. Contracted ongoing O&M services to the power plants for the duration of operational life (50+ years)	$1,148	55%	20%
Post construction IMSR fuel supply	Supply of IMSR Fuel Salt for the ongoing operation of an IMSR Plant	$389	18%	20%
Cumulative		**$2,098**	**100%**	**22%**

Note: Unit economics reflect Terrestrial Energy management estimates at NCP status. See appendix for further details.

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 26

IMSR Plants can Uniquely "Retrofit" Existing Coal Plants for Carbon-free and Air Pollution-free Electricity Generation

Coal is dirty yet essential[1]



53%
16%
CO_2
Percentage of U.S. electricity generated from coal
Percentage of U.S. CO2 emissions from coal-fired electricity

Nuclear in general and IMSR in particular are an ideal "hand-in-glove" solution[2]

U.S. DEPARTMENT of ENERGY

In 2022, U.S. DOE commissioned a report that found:

- 80% of all retired and operating coal power plant sites can host an advanced nuclear reactor
- Significant primary and secondary environmental and economic benefits of IMSR

TERRESTRIAL ENERGY

- IMSR Plants supply steam at 585 °C, the equivalent temperature and pressure of a coal-fired boiler (the "polluting part of a coal plant")
- IMSR Plants separation of Nuclear Facility from non-nuclear Cogeneration Facility fits retired coal plants' existing footprints (0.5 -1 mile radius)
- Terrestrial Energy funded under engineering contract with U.S. DOE and largest coal fleet Operator

Retrofitting coal-to-nuclear results in significant primary and secondary benefits[2]

86%
Reduction in green-house gas emissions per region

650
Permanent new jobs created per region

$275M
Additional economic activity per region

92%
Implied increase in tax revenue per region

15-35%
Capital costs savings vs. greenfield due to ability to reuse existing equipment and infrastructure

1. US EIA, Electricity by source and CO2 emissions by source
2. US Department of Energy, Investigating Benefits and Challenges of Converting Retiring Coal Plants into Nuclear Plants

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 27

IMSR’s Technological and Commercial Progress A B C D E HCM II / Terrestrial Energy Investor Presentation 28 Development program with a track record of milestones achieved Among market leaders in regulatory engagement and grant support First Gen IV reactor design to complete Canada’s CNSC Vendor Design Review. Only molten salt reactor selected for a joint CNSC - U.S. NRC Memorandum of Cooperation review. Supported by top - tier suppliers and fuel availability Large and diverse potential customer base with a growing project pipeline

A. Milestone Progress

Systematic development program for IMSR with a track record of milestones achieved


UNITED STATES NUCLEAR REGULATORY COMMISSION
CNSC CCSN

2015	✓ Initiated regulatory program with Canadian Nuclear Safety Commission's (CNSC) phased Vendor Design Review (VDR) process
2016	✓ U.S. Nuclear Regulatory Commission (USNRC) regulatory engagement started ✓ Initiated discussion with and submitted application to the U.S. DOE Loan Program Office (LPO) on loan guarantees
2017	✓ Leads the field with successful completion of phase 1 of CNSC's VDR ✓ Application accepted for review by U.S. DOE LPO for up to $890M project financing support for first U.S. IMSR Plant
2019	✓ IMSR Plant selected by USNRC and CNSC for first joint and collaborative cross-border next-generation reactor technology reviews
2020	✓ IMSR Plant short-listed for final procurement evaluations by a major North American utility ✓ International Atomic Energy Agency (IAEA) engagement started ✓ C$20Mn investment from the Canadian Federal Government's flagship "Strategic Innovation Fund"
2021	✓ $8Mn revenues for site- and use-specific engineering as procurement activities proceed ✓ BWXT, Siemens, Orano, Aecon, Cameco, KSB, Westinghouse contracted for major components supply and part of supplier consortium
2023	✓ **CNSC completes Vendor Design Review of IMSR Plant, concluding "no fundamental barriers to licensing", which positions Terrestrial Energy for commercial contracts** ✓ Site- and use-specific engineering studies with large industrial cogeneration users commence ✓ UK Government provides grant funding to support for the development of IMSR fuel supply at Westinghouse's UK Springfields facility
2024-2029	• Revenue growth expected from additional pre-construction services, progress on construction contracts (at a site to be selected), and additional customer engagements • USNRC IMSR application expected to be submitted • Licensing applications expected to be filed to advance construction of first IMSR Plant • First IMSR Plant construction expected to start with first operations targeted for 2034

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 29

B. Among Market Leaders in Regulatory Engagement and Grant Support

Terrestrial Energy's regulatory program started early with the commencement of the CNSC's Vendor Design Review (VDR) process in 2016 – **completed in 2023**

U.S. DEPARTMENT *of* ENERGY

Accepted an application for review of up to $890M loan guarantee in the advanced invitation-only phase to finance construction of first U.S. IMSR Plant. Following site and project selection identification, DOE expected to commence its formal due diligence review of the application, including technical, financial, and environmental due diligence together with assessing the project's risks, financial structure, technology readiness and potential impacts leading to a conditional loan commitment

Source: Company

TERRESTRIAL ENERGY



Canada

CNSC VDR scope covers all aspects of IMSR Plant construction, operation and decommissioning

VDR successfully completed in 2023, an industry first for a Gen IV reactor

USA

Commenced USNRC engagement in 2017, with a program of technical reviews involving White Papers and Topical Reports for IMSR Plant

Completed a joint US-Canadian inter-agency (USNRC/CNSC) collaborative regulatory review of IMSR technology in 2021, the first Gen IV reactor to be selected for such a regulatory review

International

Commenced engagement with the International Atomic Energy Agency (IAEA) in 2020

IMSR development has received $30.1 M of grant awards from multiple governments

Jurisdiction	USD ('000's)
USA (Federal)	7,877
Canada (Federal and Provincial)	18,606
United Kingdom (Federal)	3,623
Total	**30,106**

HCM II / Terrestrial Energy Investor Presentation | 30

C. Regulatory Review in Process in the U.S. and Complete in Canada

Terrestrial Energy successfully completed CNSC VDR in 2023, **an industry first for Gen IV technology**[1]



The VDR concludes that **"no fundamental barriers to licensing" IMSR for commercial use** were identified

1. CNSC, Pre-Licensing Vendor Design Review

TERRESTRIAL ENERGY

National regulators cover both vendor reviews and owner/operator licensing

Applicant: Technology Developer	Applicant: Owner/Operator
• CNSC – Vendor Design Review (VDR) • USNRC – Design Certification and/or Standard Design • ONR (UK) – Generic Design Assessment	• Construction Permit • Construction License • Operating License • License Amendments

CNSC VDR	USNRC engaged	License for plant commercial operation
No fundamental barriers to licensing	Pre-application activities underway	Upcoming

In April 2023, Canadian Nuclear Safety Commission (CNSC) concluded that **"no fundamental barriers to licensing"** the IMSR Plant for commercial operation were identified in the VDR

- Complies with Canadian nuclear safety requirements for a nuclear power plant
- Does not rely on unproven engineering practices (including inadequately supported analysis, R&D, or both)
- Limited requests for technical clarification and follow-up in future reviews

Scope of VDR

- High-level review covering IMSR life-cycle while design is evolving to provide timely feedback during design process
- Scope defined by "19 Focus Areas", which correspond to the "Safety and Control Areas" of a future license application
- Review and audit of Terrestrial Energy's engineering processes, design and analysis procedures and methodologies

Significance of the completion of the Vendor Design Review

- Provides critical first step in licensing IMSR Plant for commercial use
- Terrestrial Energy ready to enter into agreements to proceed to site licensing and construction of IMSR Plant on Canadian soil

HCM II / Terrestrial Energy Investor Presentation | 31

D. Contracts Entered into Today with Leading Group of Suppliers for Services and Components Plant & Infrastructure Nuclear fuel R&D Blue - chip service and major component suppliers support deployment readiness Graphite Awards and suppliers engineering and operations reputation inspire nuclear market confidence Services * HCM II / Terrestrial Energy Investor Presentation 32

E. Terrestrial Energy is Scaling Up its Project Pipeline

- **Market demand and policy developments are driving deployment in major markets**
- **Recent developments illustrate path-to-market, and strategy for fast deployment of an IMSR Plant fleet operating in the 2030s**

Mining · Ammonia and hydrogen · Data centers · Capital goods · Utilities · Industrials · Basic materials · Petrochemicals and plastics · Marine propulsion · Chemicals · Fossil fuel retrofits · Merchant power

10+ Projects
- Off-takers/customers
- Consortium Partners
- Site owners

15+

10+ projects already formed from 15+ consortium relationships involved in projects, including potential customers seeking IMSR to meet power requirements and capable of delivering further projects.

50+

Portfolio of 50+ consortium relationships with the potential to deliver additional projects to deploy IMSR Plants covering a range of deployment use-cases including co-location for data center power supply, co-located industrial plant heat and power supply, and distributed on-grid generation

Recent commercial developments

Counterparty	Milestone	Date	Description
CNSC / CCSN	CNCS VDR	April 2023	Completion of CNSC's regulatory review of IMSR Plant
Oil & Gas Company	Technology Development Agreement	March 2024	Signs technology development agreement for industrial facility
Schneider Electric	Partnership	April 2024	Terrestrial Energy redomiciles to U.S. and signs collaboration on zero-carbon energy solutions
100 Years of Zachry	MOU	August 2024	Signs MOU to collaborate on IMSR Plant development and deployment
Argonne National Laboratory	DOE Award	June 2024	DOE award to support IMSR code and salt testing
viaro energy	MOU	September 2024	Signs MOU to collaborate on IMSR Plant development and deployment
EnergySolutions	MOU	November 2024	Signs MOU to collaborate on IMSR Plant development and deployment
Texas A&M RELLIS Innovation & Tech Campus	MOU	December 2024	Signs MOU to site a commercial IMSR Plant at the RELLIS campus
Energy Project Developer	MOU	February 2025	Signs MOU to collaborate on IMSR Plant development and deployment
Texas A&M RELLIS Innovation & Tech Campus	Public Announcement	February 2025	Texas A&M announces plans to site a commercial IMSR Plant at its RELLIS campus

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 33

Transaction Overview

Transaction Highlights

Business Combination Structure

- HCM II Acquisition Corp intends to complete a business combination with Terrestrial Energy, a provider and developer of industry-leading Gen IV, LEU fueled, high temperature commercial nuclear power generation technology
- The business combination is expected to close in Q4 2025

Valuation

- The business combination implies a pro forma combined enterprise value of approximately $1.00 billion
- Existing Terrestrial Energy shareholders would roll over 100% of their equity as part of the business combination

Capital Structure

- The business combination is to be funded by a combination of HCM II cash held in trust and PIPE financing

Pro Forma Valuation

PF Shares Outstanding (M)	129.98
Share Price ($)	$10.00
PF Equity Value ($M)	**$1,299.83**
(-) PF Cash ($M)	276
PF Enterprise Value ($M)	**$1,023.83**

Assumptions:

1. 129.98M pro forma shares outstanding at $10.00 per common share. Total sponsor shares of 5.75M
2. PIPE priced at $10.00 per share
3. PF Cash consists of $265M of cash to balance sheet and $11M of existing cash
4. Assumes $230.0M remaining in trust (0% Redemptions). Excludes interest earned in the trust. SPAC cash amount is subject to change depending on the actual interest earned in the trust and total number of redemptions. Assumes newly issued shares will be delivered to PIPE investors rather than subscriptions being satisfied through non-redeemed shares

Estimated Sources & Uses

Sources	($M)
Terrestrial Rollover	$925
Equity from Convertible Debt	$37.3
Cash in Trust	$230
PIPE	$50
Total	**$1,242.3**

Uses	($M)
Equity to Terrestrial	$925
Equity from Convertible Debt	$37.3
Cash to balance sheet	$265
Illustrative transaction expenses	$15
Total	**$1,242.3**

Pro Forma Ownership



4.4%
2.9%
3.8%
17.7%
71.2%
Terrestrial Rollover Equity
Public Shareholders
PIPE
Sponsor Shares
Equity from Convertible Debt

		Shares (M)	Ownership %
1	Terrestrial Rollover Equity	92.5	71.2%
2	Public Shareholders	23.0	17.7%
3	PIPE	5.0	3.8%
4	Sponsor Shares	5.75	4.4%
5	Equity from Convertible Debt	3.73	2.9%

5. All charts and tables exclude 11.5M SPAC warrants and 6.85M Private Placement warrants. All warrants have a strike price of $11.50 per common share
6. $37.3M of Equity from Convertible Debt is from $25M of convertible debt plus accrued interest that converts at a 25% discount at the consummation of the De-SPAC transaction. Accrued interest based on assumed 9/30 closing

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 35

from AI datacenter growth and decarbonization Innovative, early mover advantage for large economic upside technology and business model for revenue growth Seasoned, HCM II / Terrestrial Energy Investor Presentation 36

Appendix

High - temperature, High - quality Industrial Process Heat in OECD Markets is Terrestrial Energy’s Primary Market 1. US EIA, International Energy Outlook, World total primary energy consumption by region (reference case) 2. German Energy Agency (dena), Powerfuels in Industry: Process Heat (20% of all heat being industrial process heat) multiplied IEA, Industrial heat demand by temperature range (50% of industrial process heat being up to 400 ƒ C, an underestimate as IMSR can supply up to 585 ƒ C) 3. Conversion factor, i.e. mathematical constant 4. Assumption of uptime, i.e. operating time less maintenance and other downtime events, calculated as 24 hours/day î 365 days/year î 95% utilization factor 5. Cost of constructing and operating the IMSR Plant are the same regardless of whether the end customer elects to use it for heat or electricity Implied number of IMSR Plants Implied SAM (US$ T) 10% of primary energy consumption is high - temp industrial process heat 2 822 MWth î 2.93 î 10 8 MWh / quad 3 · $800 M / IMSR Plant 5 Current market size implied to be ~ 1 , 000 IMSR Plants , growing to > 1 , 200 by 2050 Cumulative upfront and average annual recurring revenue to Terrestrial Energy per IMSR Plant Implied serviceable addressable market (US trillions) 8,322 hours / year (95% utilization factor 4 ) · î = î = 1,062 1,205 $0.8 HCM II / Terrestrial Energy Investor Presentation 38 $1.0 Primary energy consumption (Quadrillion BTUs) 1 886 Non 668 OECD 605 420 OECD 281 248 2050 2025 US EIA has estimated 248 quads of primary energy consumption in 2025, growing to 281 quads by 2050 2025 2050 2025 2050

Global Nuclear Electricity Generation in OECD Markets Represents a Large Additional Market

Demand for nuclear power
(GWe)[1]


1,172
693
Non OECD
413
136
277
479
OECD
2023
2050

McKinsey & Company projects significant new nuclear capacity demand to meet both dispatchable power demand and net-zero targets

×

1,000 MWe / GWe

÷

390 MWe / IMSR Plant

Each IMSR Plant (2x reactor Core-units) able to generate 390 MWe electricity (net)

=

Implied number of IMSR Plants


1,228
710
2023
2050

Current market size implied to be **>700 IMSR Plants**, growing to **>1,200 by 2050**

×

$800 M / IMSR Plant[3]

Cumulative upfront and average annual recurring revenue to Terrestrial Energy per IMSR Plant

=

Implied SAM
(US$ T)


+2.0% CAGR
$0.6
$1.0
2020
2050

Implied serviceable addressable market (US trillions)

1. McKinsey & Company, What will it take for nuclear power to meet the climate challenge?
2. US EIA, calculated share of nuclear electricity installed generating capacity OECD and World
3. Cost of constructing and operating the IMSR Plant are the same regardless of whether the end customer elects to use it for heat or electricity

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 39

IMSR Technology and Design Choices Drive Plant Economics

- High thermal stability of molten salt enables **safe high-temperature and low-pressure operation** with high inherent safety
- This drives **high capital and operating efficiencies,** as well as power plant revenue and profitability

TERRESTRIAL ENERGY

Molten salt coolant



Superior reactor coolant
- High thermal stability
- High radiation stability
- High heat capacity

A — High temperature ▼ Increased Plant revenues

Operates at high temperature for up to 50% greater thermal efficiency vs. legacy nuclear (water-cooled nuclear technology)
- Generates up to 50% more kWh(e)s for more revenues
- More capital efficient and profitable operation

B — Low pressure ▼ Lower Plant Capex

No high-pressure nuclear systems, structures, or components
- Plant simplification
- Lower costs, quicker construction time and more financeable

C — High inherent safety in Plant operations

Use of a molten salt coolant and fuel delivers high inherent safety
- Negative temperature coefficient of reactivity for inherent power control and load-following
- Fluid convection supports passive dissipation of fuel heat

HCM II / Terrestrial Energy Investor Presentation | 40

Key Assumptions on Unit Economics Unit economics reflects management’s estimates based on detailed cost engineering work with prospective customers in 2020 - 2021 (without inflation adjustments) as well as management’s collective expertise in industrial and nuclear engineering. Capital costs of Nth Commercial Plant (NCP) reflect industrial learning curve effects from volume component production and repeat project execution over a 20 IMSR Plant deployment cycle. Higher costs are anticipated for earlier plants, and lower costs for later plants. Capital costs of NCP are represented in the unit economic model. Levelized cost of electricity (LCOE) and levelized cost of heat (LCOH) of IMSR Plants incorporates higher fuel costs from recent increases on the price of natural uranium and uranium enrichment services. Unit economics covers the full IMSR Plant life cycle and consist of: HCM II / Terrestrial Energy Investor Presentation 41 • Pre - construction activities including site specific engineering and plant license preparation (4 years) • Construction activities including procurement and license completions (4 years) • Commercial operating life (56 years). During operating life, IMSR Core - units are replaced every 7 years. • Decommissioning. Not part of Terrestrial Energy illustrated unit economics.

Only Gen IV Reactors Operate at High Temperatures (>400 °C) and have the Potential to Transform Nuclear Energy Use

1950s

Generation I
Prototype reactors



- Based on U.S. Navy nuclear submarine propulsion or weapons production technology
- Largely research and/or non-commercial

UK Atomic Energy Authority

1960s – 1990s

Generation II
Large commercial reactors



- Most operating reactors in use today
- Relies on **active safety**
- Electric grid applications

framatome
Westinghouse

1990s – 2010s

Generation III
Evolutionary commercial reactors



- Evolutionary improvements in design, safety and efficiency
- Electric grid applications

HITACHI
KEPCO
TOSHIBA
AECL

2010s – present

Generation III+
Gen III with evolutionary improvements (inc. SMRs)



- Evolutionary improvements with some modularity and **passive safety**
- Includes SMRs
- Electric grid applications

NUSCALE
MITSUBISHI MOTORS
AREVA

Late 2020s – onward

Generation IV
Next-gen advanced modular reactors (AMRs)



- Transformative potential
- High-temperature reactors
- **Inherent safety**
- Multiple industrial uses

TERRESTRIAL ENERGY

TERRESTRIAL ENERGY
HCM II / Terrestrial Energy Investor Presentation | 42

Illustrative IMSR Plant Unit Economics (USD M)

($ in M USD)	Construction and Commissioning to T=0					Operating life	Total plant life
	<T-4	T-4	T-3	T-2	T-1	56 years	60+ years
Revenues							
Preconstruction services	75	-	-	-	-	-	75
Construction services and component procurement	-	63	105	161	158	-	486
IMSR Core-unit supply and services	-	-	-	-	144	1,005	1,148
IMSR fuel supply and services	-	-	-	-	69	320	389
Total revenues	**75**	**63**	**105**	**161**	**370**	**1,324**	**2,098**
Gross profit							
Preconstruction services	23	-	-	-	-	-	23
Gross margin	*31%*	-	-	-	-	-	*31%*
Construction services and component procurement	-	17	28	44	43	-	132
Gross margin	-	*27%*	*27%*	*27%*	*27%*	-	*27%*
IMSR Core-unit supply and services	-	-	-	-	29	201	230
Gross margin	-	-	-	-	*20%*	*20%*	*20%*
IMSR fuel supply and services	-	-	-	-	14	64	78
Gross margin	-	-	-	-	*20%*	*20%*	*20%*
Total gross profit	**23**	**17**	**28**	**44**	**85**	**265**	**462**
Gross margin	*31%*	*27%*	*27%*	*27%*	*23%*	*20%*	*22%*

Revenue breakdown by phase



$774
$1,324
$2,098
$69 (10%)
$144 (19%)
$486 (62%)
$75 (9.7%)
$320 (24%)
$1005 (76%)
$389 (19%)
$1,148 (55%)
$486 (23%)
$75 (4%)
IMSR fuel supply and services
IMSR Core-unit supply and services
Construction services & component procurement
Pre-construction services
Construction & commissioning
Operating life
Total plant life

Note: Unit economics reflect Terrestrial Energy management estimates at NCP status. See appendix for further details, including without limitation the Key Assumptions on Unit Economics above. Subject to 2024 Revision by Terrestrial Energy

TERRESTRIAL ENERGY

HCM II / Terrestrial Energy Investor Presentation | 43

IMSR Plant technology and design incorporates inherent safety, with compelling cost and commercial advantages over legacy active and passive safety systems IMSR Uses Inherent Safety, Unlike Legacy Nuclear Technologies Control Fission heat generation is inherently load - following . IMSR fission power immediately drops to zero when heat demand ceases without operator intervention Cool Molten salts are superior reactor coolants , and the fuel is mixed with the coolant. This uniquely enables inherent nuclear fuel cooling through convection. Additional passive cooling systems remove decay heat from the reactor vessel Contain Molten salt reactors enable the use of low - pressure cooling systems. As the fuel is mixed with the coolant, fission products are inherently contained by salt chemistry – this simplifies engineering and containment requirements IMSR inherent safety methods reduce Capex of nuclear energy across all three safety pillars of commercial reactor operation HCM II / Terrestrial Energy Investor Presentation 44

Advisory Board: Seasoned, Experienced Team Policy, Regulation and Environmental Technical, Industrial and Financial Ray O. Johnson, PhD Former CTO of Lockheed Martin Corporation • Served 9 years as SVP of Corporate Engineering, Technology and Operations and CTO of Lockheed Martin Corporation • PhD in Electrical Engineering from Air Force Institute of Technology, former Officer at United States Air Force for 12 years Ben Heard, PhD Executive Director of Bright New World • Professor in sustainability and climate change at University of Adelaide, speaker, research and publisher and strategy development in sustainability • PhD in Clean Energy Systems and Advanced Nuclear Ray A. Rothrock Distinguished venture capitalist, nuclear/clean energy advocate • Ray is a recognized expert in venture technology investments, company building, and governance • BS Nuclear Engineering from Texas A & M University, MS Nuclear Engineering from MIT, MBA Harvard Business School Lord Duncan of Springbank Life Peer U.K. House of Lords. Former U.K. Minister of Climate Change • Former Government Minister for Climate Change within Department of Business Energy and Industrial Strategy and elected to the European Parliament in 2014 • PhD in Paleontology from Bristol University Lord Browne of Madingley Former CEO of BP • Chairman of BeyondNetZero, Windward, SparkCognition, Queen Elizabeth Prize for Engineering, Francis Crick Institute, and Courtauld Institute of Art • Served as CEO of BP from 1995 to 2007, leading it through significant growth and transformation • Joined Riverstone in 2007 as co - head of the world’s largest renewable energy PE - fund until 2015 Rt. Hon. Stephen Harper, PhD Former Canadian Prime Minister • Served as Prime Minister from 2006 to 2015 • Known for assertive leadership, principled diplomacy, disciplined economic policy with strong stance on international peace and security with tenures in G - 7, G - 20, NATO and United Nations memberships Diana Walters Independent director, board chairman and senior advisor • 30 years of management and investment experience primarily in the natural resources sector • Bachelor of Arts degree and a Master of Arts in Energy and Mineral Resources from the University of Texas at Austin Robert Litterman, PhD Former Head of Risk at Goldman Sachs & Co • Founding Partner at Kepos Capital, 23 years at GS where he served in research, risk management, investments and leadership • PhD in Economics from University of Minnesota Ernest Moniz, PhD Former US Secretary of Energy • Senior Counsel to Advisory Board • Served as the 13th United States Secretary of Energy from 2013 to 2017 • Cecil and Ida Green Professor of Physics and Engineering Systems Emeritus at Massachusetts Institute of Technology • PhD Theoretical Physics, Stanford University Jeffrey Merrifield, JD Former USNRC Commissioner and former SVP of the Shaw Group • Legal Counsel to Advisory Board • Former Commissioner, U.S. Nuclear Regulatory Commission, appointed by President Bill Clinton and reappointed by President George W. Bush • Chair of Board of Directors for USNIC and former NRC Commissioner from 1998 to 2007 HCM II / Terrestrial Energy Investor Presentation 45

Glossary Term Definition HCM II / Terrestrial Energy Investor Presentation 46 Base load The minimum amount of electric power delivered or required over a given time period at a steady rate. Core - unit The term to denote the vessel that contains the primary components of the IMSR, the reactor core, heat exchangers, pumps, etc. DOE and LPO The United States Department of Energy, and its affiliated Loan Programs Office, which provides loan guarantees to assist in financing energy infrastructure projects. FCP/NCP An engineering concept referring to First Commercial Plant and Nth Commercial Plant, reflecting the reduction in price as processes mature and companies proceed along the learning curve. Terrestrial Energy’s unit economics are based on NCP estimates, projected to be achieved at the 20th IMSR Plant. Full lifecycle The full lifespan of a specific plant, including pre - construction, construction, operations, and decommissioning. Gen IV Generation IV nuclear technology, which improves upon Generation III+ technologies (current reactors) through two important improvements: 1) ability to generate high - temperature heat (>400 ƒ C) appropriate for use in industrial applications, and 2) high inherent safety incorporated into the design, versus active and passive safety systems of previous generations. Generation IV technology governed by the Generation IV International Forum, an intergovernmental forum representing 40 countries. HALEU (15 - 20) HALEU (15 – 20) stands for “High - Assay Low Enriched Uranium” enriched to 15 - 20% (>15% is required for other Gen IV nuclear technology) SALEU SALEU stands for “Standard - Assay Low Enriched Uranium”, which is U - 235 which has been enriched to <5%. Currently, the only known commercial providers of HALEU (>15%) are from Russian sources, while SALEU is readily commercially available from North American and Western European suppliers. Inherent safety A proactive approach to process safety in which hazards are eliminated or lessened to reduce risk without engineered or procedural intervention. A nuclear reactor with high inherent safety may rely upon natural phenomenon such as natural circulation or negative feedback power coefficients to achieve a safe state as opposed to older plants that use active safety (e.g. pumps, actuators, valves) to manage risk. kWe/MWe vs. kWth/MWth The distinction between power being generated for electricity (“e”) versus for thermal/heat (“th”). Generating electricity is a direct function of the thermal efficiency of the plant. In the IMSR’s case, the plant generates 822 MWth or 390 MWe. kWh/MWh Kilowatt - hour / megawatt - hour, or the production of that amount of energy for an hour. LCOE Levelized cost of electricity. A measure of the all - in cost of electricity generation to the owner/operator over the life cycle of the plant, including upfront CAPEX, ongoing OPEX, etc. Legacy nuclear Nuclear reactor technologies used in the market today, such as Boiling Water Reactors and Pressurized Water Reactors. They are classified as “Generation III+” or below. Load - following A power plant that can adjust its power output on demand. NRC / CNSC US Nuclear Regulatory Commission and Canadian Nuclear Safety Commission, respectively, government agencies of their respective countries tasked with regulating civilian uses of nuclear energy. OECD Organisation of Economic Co - operation and Development, a multilateral organization of 38 member countries, the majority of which are high - income economies. Utilization factor A measure of “uptime” for a facility, which reflects total operating time less planned and unplanned downtime for maintenance, etc. Utilization factors of 90 - 95% are typical for nuclear power plants. VDR Vendor Design Review. A voluntary high - level review process offered by the CNSC to provide pre - licensing feedback regarding the extent to which the reactor design meets CNSC requirements.

Risk Factors (1/3) HCM II / Terrestrial Energy Investor Presentation 47 All references to “we,” “us,” “our” or the “Company” refer to the business of Terrestrial Energy Inc. and its affiliates. The risks presented below are certain of the general risks related to the business of the Company, HCM II Acquisition Corp. (“HCM II”) and the proposed transaction between the Company and HCM II (the “Proposed Business Combination”), and such list is not exhaustive. The list below has been prepared solely in connection with the investor presentation and not for any other purpose. Accordingly, the list below is qualified in its entirety by disclosures contained in future documents filed or furnished with the United States Securities and Exchange Commission (“SEC”), including the documents filed or furnished by HCM II or the combined company in connection with the Proposed Business Combination. The risks presented in such filings may differ significantly from and be more extensive than those presented below. 1. 2. 3. 4. 5. 6. 7. 8. The Company requires substantial additional funds to complete the design of the Integral Molten Salt Reactor plant (the “ IMSR Plant ”) and execute its business plan. The aggregate capital raised from the proposed interim and PIPE financings will not be sufficient to finance the total capital required for the business plan. To the extent we have significant redemptions in connection with the proposed business combination, we may be required to make significant adjustments to our business plan in light of our available capital resources. For example, we may need to reduce future costs, which could materially impact our business plan or not pursue some of our strategic objectives and/or limit the resources available to further develop our design, sales and manufacturing efforts. There is no guarantee that such funds will be available or that the proceeds of any given financing will be sufficient to achieve this. We have not yet manufactured or delivered an IMSR Plant to customers, which makes evaluating our business and future prospects difficult and increases the risk of investment. Our corporate expenditures, including our corporate level outspend, are subject to numerous risks and uncertainties, including rising costs and other impacts of inflation, evolving regulatory requirements, raw material availability, global conflicts, global supply chain challenges and component manufacturing and testing uncertainties, among other factors. Accordingly, it is possible that our overall expenses and related outspend could be higher than the levels we currently estimate, and any increase could have a material adverse effect on our business, financial conditions and results of operation. We may experience a disproportionately higher impact from inflation and rising costs. Although the impact of material cost, labor, or other inflationary or economically driven factors will impact the entire nuclear and energy transition industry (including renewable sources of electricity, like solar and wind), the relative impact will not be the same across the industry, and the particular effects within the industry will depend on a number of factors, including material use, technology, design, structure of supply agreements, project management and others, which could result in significant changes to the competitiveness of our technology and our ability to sell our IMSR Plant, which could have a material adverse effect on our business, financial condition and results of operations. In order to fulfill our business plan, we will require additional funding. To the extent we require such additional investor funding in the future, such funding may be dilutive to our investors and no assurances can be provided as to terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions and the progress of our business at the time we seek such funding. The terms of any financing that we pursue may be less favorable than previously anticipated and could become less favorable depending on the amount of funds we may require. The market for IMSR Plant generating electric power and high - temperature heat is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected. The Company has no present orders for IMSR Plants, and there is no guarantee that present or contemplated discussions will result in contractual engagements leading to customer orders. Our cost estimates are highly sensitive to broader economic factors, and our ability to control or manage our costs may be limited. Capital and operating costs for the deployment of a first - of - a - kind reactor such as our IMSR Plant are difficult to project, inherently variable and are subject to significant change based on a variety of factors including site specific factors, customer off - take requirements, regulatory oversight, operating agreements, supply chain availability, inflation and other factors. Opportunities for cost reductions with subsequent deployments are similarly uncertain. To the extent cost reductions are not achieved within the expected timeframe or magnitude, our IMSR Plant may not be cost competitive with alternative technologies, which could materially and adversely affect our expected revenues, gross margins and on the other information included in the illustrative unit economics. 9. The Company does not have a history of generating operating profits. The Company may be less successful in implementing its business strategy than a more seasoned company. Accordingly, it may experience significant fluctuations in its operating results and rate of growth. 10. The uncertainty of future regulatory actions required for commercial use of its technology and the development stage of the Company’s technology make it difficult to accurately forecast the level or source of the Company’s future revenues, when they may arise, and rates of growth. 11. The nuclear energy generation industry is highly regulated, and applicable legislation and regulations may adversely impact the Company’s financial performance and limit its operating flexibility and growth prospects. 12. Each country has a separate nuclear regulatory regime, and the Company will need to achieve regulatory milestones for IMSR Plant commercial use and for individual projects which will differ according to the market and will result in additional costs and time to deploy, with no certainty of successful outcomes or regulatory access. 13. Export and import regulations relating to nuclear dual use materials and technology may delay or prevent desired supply chain or customer relationships from being consummated in a timely fashion or at all. 14. The Company and its prospective customers must comply with applicable legislation and regulations, in particular those concerning environmental protection, employee protection, public health and nuclear safety. The Company may be subject to sanctions, including administrative sanctions, in the event of an incident or lack of compliance, and the rigor of applicable legislation and regulation may increase over time which could lead to delays, additional costs, or difficulties in market entry. 15. The Company’s activities and IMSR Plant operations are subject to stringent environmental laws and other similar permitting requirements and regulations promulgated and administered by various government agencies. Failure to comply with applicable environmental laws and regulations or to obtain or comply with any necessary environmental permits pursuant to such laws and regulations could result in fines or other sanctions being levied against the Company. 16. Environmental laws and other similar permitting requirements and regulations affecting nuclear energy generation are complex and are subject to policy changes and could impose additional costs or restrictions on the operation of the Company, which costs could materially and adversely affect the Company’s business or financial condition. 17. The Company is seeking legal patent protections for aspects of its IMSR Plant innovation, and has already obtained patents in certain jurisdictions. There is no guarantee that patent rights will be granted for the patents applied for, or for future patent applications in any or all applicable jurisdictions. There is no guarantee that third parties will not attempt to infringe the Company’s patent rights nor that the Company will be successful in enforcing its patent rights. 18. If any legitimate cause of action arose which was successfully prosecuted against the Company, it could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, settlement of claims by the Company could adversely affect the Company’s financial condition and results of operations. 19. Technical development of the IMSR Plant is in process and could be delayed due to the unavailability of technical personnel and unanticipated adverse experimental results related to aspects of the IMSR Plant design. 20. Our fuel designs differ from fuels currently licensed and used by commercial nuclear power plants, and our IMSR technology differs from reactors currently in operation, including with respect to potential industrial uses. As a result, the regulatory licensing and approval process for our plants may be delayed and made more costly, and industry acceptance of our technology may be hampered. 21. We must complete nuclear grade material qualifications and obtain regulatory approvals for the use of various materials in our IMSR reactor design. This includes long lead time irradiation testing and analysis, which may require redesign or use of alternative suppliers if results are unsatisfactory. Further, certain key nuclear grade materials and components, such as graphite, are only produced in limited quantity and predominantly outside of the United States. Cultivating expanded foreign or domestic U.S. supply chain manufacturing capacity for key materials and components depends on cooperation from government and supply chain partners that may result in shortages and delays if not accomplished within assumed timelines or costs. These key materials and components may also be particularly vulnerable to inflationary pressures and cost increases. 22. The IMSR Plant may experience equipment failure or, higher frequency of adverse operating events or be affected by external factors such severe weather which could unfavorably affect the amount of power produced by an IMSR Plant and its profitability, and thus the Company’s financial performance, including its revenues and cash available for distribution.

Risk Factors (2/3) HCM II / Terrestrial Energy Investor Presentation 48 23. If IMSR Plants do perform as expected, external factors such as grid connectivity issues may affect their output. Unplanned outages or prolonged downtime for maintenance and repair typically increase operation and maintenance expenses and reduce revenues. 24. The time frame for developing the IMSR Plant and for prospective customers to obtain operating licenses may be uncertain, and the actual time required may be longer than anticipated in the Company’s business plan. 25. Unexpected increases in the Company’s cost structure, many of which are beyond the control of the Company, could materially and adversely impact its financial performance. Examples of such costs include, but are not limited to: the cost of maintenance or the cost and durability of components for the Company’s IMSR Plants, unexpected increases in the cost of procuring materials and services required for IMSR Plant maintenance activities, , including the disposal of nuclear waste materials, and unexpected replacement or repair costs associated with equipment underperformance or lower - than - anticipated durability. 26. The Company and the owner - operator of the IMSR Plant may not be able to obtain insurance against certain requirement risks of IMSR Plant operation and may become subject to higher insurance premiums than it presently pays. Uninsured losses and other related expenses, to the extent not recovered from insurers or the nuclear industry, could be borne by us or the owner - operator of the IMSR Plant. 27. The Company’s business as a vendor of IMSR Plants is exposed directly or indirectly to the risks inherent in the development, construction and operation of nuclear reactors, such as failure to achieve development milestones, breakdowns, manufacturing defects, natural disasters, terrorist attacks, theft, and sabotage. Insurance will not be available for all such risks, or the premiums may be commercially prohibitive for IMSR Plant owners and operators. 28. A nuclear accident or other significant event at a nuclear plant, regardless of where located or whether the technology involved is similar to the Company’s technology could result in increased regulation and reduced public and political support for nuclear - fueled energy, and adversely affect the prospects of the business. 29. Certain test facilities used by the Company, such as nuclear irradiation facilities, have limited capacity, and there is no guarantee that they will be available when required, which may lead to delays in the completion of required testing programs in advance of IMSR Plant licensing. 30. The Company competes with other vendors of Generation IV reactors, as well as vendors of conventional reactors, which may have greater financial resources and therefore have the ability to sustain development and operations through market downturns and other adverse economic conditions. Such other vendors may also have other resources for new product development, which could provide such other vendors with a competitive advantage. 31. While the Company believes that the IMSR Plant is an innovative and commercially competitive product, other new nuclear or energy technologies could erode the contemplated competitive position of the IMSR Plant. In such scenarios, the Company may not be able to commercialize the IMSR Plant. 32. The Company and its technology are at risk of industrial espionage and/or breaches of confidentiality and similar obligations. Such acts of industrial espionage and contractual breaches may be outside of the Company’s control and could give an undue advantage to competitors, both private and sovereign. 33. There is no guarantee that a third party will not seek to develop a similar product to the IMSR Plant and bring that product to market faster than the Company. Such an outcome will erode the Company’s abilities to profit from the completion of IMSR Plant development and licensing. 34. There is no guarantee that any order for a first IMSR Plant would lead to subsequent orders. 35. IMSR Plants may suffer significant construction delays or cost increases as a result of a variety of factors. Any such delays could cause the construction of a project to ultimately be unprofitable for the Company or otherwise adversely affect the Company’s business, financial condition and results of operations. 36. Recovery of the capital investment in a nuclear technology development project has traditionally occurred over a long period of time given the protracted and uncertain timetables for the development, construction and licensing of nuclear plants. As a result, the Company must obtain funds from equity or debt financings, or licensing or other commercial arrangements, to finance the development of the technology and to pay the general and administrative costs of operating the Company’s business. The Company’s ability to arrange financing is uncertain, either at the corporate or project level, and the costs of such capital are dependent on numerous factors, including: general economic and capital market conditions; credit availability from banks and other financial institutions; investor and lender confidence in the Company; maintenance of acceptable credit ratings; and the Company’s cash flow. 37. Planned schedules for, inter alia , IMSR Plant regulatory submissions, technology and engineering development, and customer development milestones are illustrative. To the extent that financing is completed later than anticipated, there may be correlative changes to the scheduling of commencement and completion of regulatory submissions, design, engineering and other tasks, and such schedules are dependent on numerous other factors, many of which are outside of the control of the Company. 38. The Company’s success, including its ability to manage its growth and the complexity of its operations, depends on its ability to retain the current members of the Company’s senior management team and other key personnel. The loss of one or more key executives or other members of senior management could have an attendant negative impact on the Company’s business and operations. 39. The Company depends on its ability to retain and motivate key employees and attract qualified new employees. An inability to attract and retain sufficient technical, finance and managerial personnel could limit productivity or delay the Company’s growth plans, which could have a material adverse effect on the Company’s business, financial condition and results of operations. 40. The Company requires qualified staff to grow, and as the industry grows there may be a limited pool of prospective qualified recruits, which may lead to an inability to recruit qualified staff or escalation of compensation in order to be successful in the competition for staff. 41. The Company also competes with other nuclear reactor vendor companies, including Generation IV reactor companies, for the limited pool of personnel with requisite industry knowledge and experience. A possible loss of experienced personnel to competitors, and a possible transfer of know - how and trade secrets associated therewith, including the patenting by our competitors of technology built on our know - how obtained through former employees, could negatively affect the Company’s long - term growth prospects. 42. The Company has no manufacturing capacity of its own and is dependent on access to equipment and services from key suppliers and the Company may be adversely affected by financial instability of those suppliers or a lack of capacity in the nuclear supply chain. Furthermore, the Company may be unable to successfully develop commercial - scale manufacturing capabilities internally or through partnerships. 43. The Company’s ability to compete and expand will be dependent on having access, at a reasonable cost, to high quality equipment, parts and components and related maintenance services provided by reliable third parties that are technologically and economically competitive with those utilized by the Company’s competitors. There can be no assurance that the operations of such third - party suppliers will continue to be viable or that such suppliers will be available in the event of an expansion of the sector. 44. Certain materials used in the Company’s IMSR technology have limited sources of supply and manufacture. There is no guarantee that such materials will be available in the quantities required on schedule. 45. There are a limited number of potential fuel enrichers and fabricators, and the Company is reliant on entering into fuel supply contracts with one or more of such parties to ensure availability of IMSR fuel to the Company’s prospective customers. The Company anticipates that its present fuel supply program, including its pilot scale fuel production contract with Springfields Fuel Limited, will ultimately lead to a commercial scale fuel production contract, but there is no guarantee that present contracts with fuel suppliers will be successfully completed or lead to anticipated commercial scale supply and contracts or that the commercial terms of any such contracts will be favorable to the Company. 46. The Company’s IMSR technology depends on a reliable supply of enriched uranium, and supply restrictions or major cost increases in the international market for natural uranium and uranium enrichment and/or conversion services could have material adverse effect on the Company’s business, financial condition and results of operations. 47. The Company intends to enter into contracts with suppliers of equipment, materials and other goods and services for construction and maintenance. If these suppliers do not perform their obligations, or do not meet service and quality standards expectations, the Company may have to enter into new contracts with other suppliers at a higher cost, perform the necessary work in - house and/or experience schedule disruptions affecting the amount of time and expense required to complete a task. 48. Sites for nuclear plants require the appropriate licenses. The number of such sites is limited, as is the number of prospective owners of such sites and prospective operators. The time required to obtain permissions to deploy nuclear plants on new sites involves political and community engagement, which may cause significant delay and incur significant costs, adversely affecting the time to revenue and the profitability of projects.

Risk Factors (3/3) 49. The Company has not trained operators for the IMSR Plants to date. Commercial deployment will require the development and completion of appropriate training. If such training is more difficult, requires greater time, or is met with market resistance, the Company’s operations, market position, and financial results could be adversely impacted. 50. The Generation IV reactor industry is in its early stages and changing and developing rapidly, the Company may wish to expand into other international markets. Risks inherent to an expansion of international operations into new markets may include the following: lack of local expertise to develop and construct projects; regulatory lack of capacity in new markets; restrictions on repatriation of earnings and cash; multiple, conflicting and changing laws and regulations; difficulties in enforcing agreements in foreign legal systems; changes in general economic and political conditions; political and economic instability, including wars, acts of terrorism; difficulties with recruiting and retaining local individuals skilled in international business operations; international business practices that may conflict with local customs; risk of nationalization or other expropriation of private enterprises; financial risks, such as longer sales and payment cycles and greater difficulty collecting accounts receivable; fluctuations in currency exchange rates; high rates of inflation; inability to obtain, maintain or enforce intellectual property rights; and inability to locate adequate capital funding on attractive terms and conditions. 51. The regulation of the nuclear industry and its political sensitivity has historically led to a high degree of central and state, municipal or provincial government involvement. This implies that contracts may be awarded or withheld for reasons governed by politics as well as commercial merit. 52. International sales of nuclear reactors have often involved government to government financing or been linked to other trade which may cause political factors to prevail over technical merit in international reactor sales with governmental support. 53. The Company’s management team has limited experience in operating a public company. 54. The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations. 55. The valuation of the Company in the Business Combination Agreement will be subject to market factors after the shares of the resulting issuer are listed on the NASDAQ stock exchange, and there is no guarantee that the trading price of the shares will not fall. 56. The cost of electricity generated from nuclear sources may not be cost competitive with other electricity generation sources in some markets, which could materially and adversely affect the Company’s business. 57. The Company may compete with state - sponsored nuclear technology suppliers who are entirely or partially funded by the state and are, therefore, able to substantially discount sales costs of nuclear plants in their respective markets. The Company may not be able to compete with such suppliers with materially greater financial resources. 58. Changes in the availability and cost of electricity, natural gas and other forms of energy are subject to volatile market conditions that could adversely affect the Company’s business. Unanticipated and major changes in the cost of energy from non - nuclear competitors such as wind, solar, geothermal and/or fusion or a substantial drop in fossil fuels such as natural gas could adversely impact the ability of the Company to remain competitive as an energy supplier. 59. The business combination agreement may be terminated upon the occurrence of certain events and circumstances. 60. The parties may be unable to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by HCM II’s stockholders. 61. The combined company may be unable to meet the initial listing standards of the stock exchange or market upon which the combined company’s securities are listed or traded upon consummation of the Proposed Business Combination. 62. There may not be an active trading market for the new combined company securities, which may make it difficult to sell shares of the combined company. 63. The parties may be unable to complete the Proposed Business Combination by HCM II’s business combination deadline. 64. The parties may be unable to satisfy the conditions to the consummation of the Proposed Business Combination, including, without limitation, the approval of the Proposed Business Combination by the stockholders of HCM II or any other required regulatory approval. 65. HCM II’s officers and directors have interests that are different from, or in addition to, the interests of HCM II’s public shareholders, and a conflict of interest may have existed in determining whether the Proposed Business Combination is appropriate as HCM II’s initial business combination. Such interests include that HCM II’s sponsor, as well as HCM II’s officers and directors, will lose their entire investment in HCM II if HCM II does not complete an initial business combination. HCM II / Terrestrial Energy Investor Presentation 49

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